Exhibit 5.1

May 16, 2023

PARTS iD, Inc.

1 Corporate Drive, Suite C

Cranbury, New Jersey 08512

Re:	Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-252567)

Ladies and Gentlemen:

We have acted as counsel to PARTS iD, Inc., a Delaware corporation (the “Company”), in connection with the accompanying Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (the “Registration Statement”) (File No. 333-252567) being filed by the Company with the Securities and Exchange Commission (the “Commission”) which also serves, pursuant to Rule 429, as a post-effective amendment to an earlier registration statement on Form S-1 (File No. 333-259522), all under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the stockholders identified in the prospectus included in the Registration Statement of up to 30,498,486 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”). This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

For purposes of this opinion letter, we have examined the Registration Statement, the Second Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Amended and Restated Bylaws of the Company, each as currently in effect. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

In our examination, we have assumed, without investigation: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed; and (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the effect of any other laws.

This opinion letter is rendered as of the date first written above, and we assume no responsibility for updating this opinion letter or the opinion or statements set forth herein to take into account any event, action, interpretation or change in law occurring subsequent to the date hereof that may affect the validity of such opinion or statements. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Certificate of Incorporation.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to being named in the Registration Statement under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ DLA Piper LLP (US)